EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Series A Common Stock, $0.01 par value per share, of DallasNews Corporation, a Texas corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Strategic Investment Opportunities LLC
Signature:	/s/ Guy Gilmore
Name/Title:	Guy Gilmore, Chief Operating Officer of MNG Enterprises, Inc., sole member of MNG Investment Holdings LLC, its managing member
Date:	07/22/2025

MNG Enterprises, Inc.
Signature:	/s/ Guy Gilmore
Name/Title:	Guy Gilmore, Chief Operating Officer
Date:	07/22/2025
MNG Investment Holdings LLC
Signature:	/s/ Guy Gilmore
Name/Title:	Guy Gilmore, Chief Operating Officer of MNG Enterprises, Inc., its sole member
Date:	07/22/2025

Heath Freeman
Signature:	/s/ Heath Freeman
Name/Title:	Heath Freeman
Date:	07/22/2025

Alden Global Capital LLC
Signature:	/s/ Heath Freeman
Name/Title:	Heath Freeman, President
Date:	07/22/2025